UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8049
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	APPOINTMENT OF PRINCIPAL OFFICERS.

Effective April 25, 2006, Lawrence L. Merworth, 38, was promoted to the position of Vice President - Operations for United Fuel & Energy. Mr. Merworth was employed with Compressor Systems, Inc. from 2002 to 2005, ultimately serving as the Permian Basin Business Unit Manager. From 1997 to 2002, Mr. Merworth served as a director in the Health, Safety and Environmental department and had a key role in business development with Woods Group ESP, Inc. Mr. Merworth graduated from Sul Ross State University in 1995 with a BS in Natural Resource Management.

Also, effective April 25, 2006, Michael Blake Foy, 41, was promoted to the position of Vice President - Sales and Marketing for United Fuel & Energy. Mr. Foy was employed with Texaco Inc. and served in the Texaco Gas Plants operations department from 1991 to 2000, ultimately serving as Permian Basin Equipment and Lubrication Reliability Engineer for Texaco Gas Processing Plants. From 2000 to 2004, Mr. Foy served as Territory Sales Manager for the Rocky Mountain Division with National Account and Lubrication Technical Training responsibilities for one of Equilon’s largest Industrial Accounts, as well as a company liaison for the Oil and Gas Industry customer base for Equilon Lubricants Company, a joint venture company between Texaco Inc. and Shell Oil Co. Mr. Foy joined Eddins-Walcher Company in 2004, ultimately serving as Vice President - Sales & Marketing, effective November 11, 2004. Mr. Foy graduated from the University of Texas Permian Basin in 1988 with a BBA in Marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: May 1, 2006	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer